CONFIDENTIAL TREATMENT REQUESTED

AMENDMENT #1
TO
MASTER SERVICES AND LINKING AGREEMENT

This Amendment #1 to Master Services and Linking Agreement (“Amendment”) effective December 1, 2011 (“Amendment Effective Date”) is between Synacor, Inc. (“Synacor”) and Toshiba America Information Systems, Inc. (“Client”) under which the parties hereto mutually agree to modify and amend the Master Services and Linking Agreement, dated as of July 1, 2010 (including the exhibits, schedules and amendments thereto, the “Agreement”). All terms defined herein shall be applicable solely to this Amendment. Any capitalized terms used herein, which are defined in the Agreement and not otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

In consideration of the premises and mutual covenants herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

1.0	Schedule A: A new Section 1.14 of Schedule A are hereby added as follows:

1.14 Premium Offerings. Synacor will provide to Client the premium content offerings set forth in Schedule I to this Agreement in exchange for the fees set forth therein.

2.0	Schedule I: A new Schedule I to the Agreement is attached to this Amendment, and incorporated and made a part of the Agreement.

3.0
Scope of Amendment: This Amendment supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Amendment and all past dealing or industry custom. This Amendment shall be integrated in and form part of the Agreement upon execution. All terms and conditions of the Agreement shall remain unchanged except as expressly modified in this Amendment; and the terms of the Agreement, as modified by this Amendment, are hereby ratified and confirmed. Where the terms of the Agreement conflict with those of this Amendment, however, the terms of this Amendment shall control. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Effective Date.

SYNACOR, INC.     TOSHIBA AMERICA
INFORMATION SYSTEMS, INC.

By: /s/ William J. Stuart__________     By: /s/ Jeff Barney______________
Name: William J. Stuart__________     Name: Jeff Barney______________
Title: CFO_____________________     Title: VP/GM__________________

CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE I

PREMIUM OFFERINGS AND ASSOCIATED FEES

The Premium Offerings described below are hereby made available to Client for placement on the Client Branded Portal subject to the terms and conditions of Schedule D. The content included in the Premium Offerings is Synacor Content, as such term is defined in Schedule D to the Agreement. In the event Client elects to place any of the Premium Offerings on the Client Branded Portal, Synacor shall bill Client each month for an amount determined by multiplying the number of Users subscribing for the Premium Offerings (“Subscribers”) in a given month by the monthly fees relating to the pertinent Premium Offering(s).

1.
Premium Offerings. The following Premium Offering(s) will be made available to Client, subject to prior Synacor Provider approval, for distribution to Subscribers for the Premium Offering Fees described below:

(a)	Games Package:

i.	IGN Insider - IGN.com’s premier Insider Access which includes exclusive ad free access to reviews, codes, and previews.

ii.
Clever Island –90 interactive games and activities targeting 27 learning skills, regular updates. Clever parent center with kids’ progress reports Developed by experts from Harvard, Hanna Barbara, The Learning Company and Harvard University.

iii.	Shockwave® Unlimited™ – An advertising free, premium games service, which provides you with online and download access to a vast selection of games—hundreds of them.

(b)	Sports Package:

i.
MLB.com Live Baseball – Allows users to listen to every regular season and postseason game both home and away feeds, catch all the key plays with game highlights, watch the entire game or parts of archived games, and stay updated with daily fantasy baseball news and notes.

ii.	NHL® Premium Video – Select condensed NHL game videos available shortly after each game.

iii.	NASCAR.com Trackpass – Includes multiple virtual camera angles, virtual dashboard, and in-car and team audio.

iv.	Fox Sports Video – Hundreds of ad free videos across dozens sports, Easy to search and find what you want, Top Sports News, Spotlights and Editors Picks included.

v.	PlaysportsTV – Award-winning, video-based coaching and instruction for coaches, parents, and teams.

(c)	Variety Package:
i. American Greetings – the ultimate card store on the Internet enables users to enhance their relationships by sending premium eCards and printed greetings and projects.

ii.	Encyclopedia Britannica – Unlimited access to the updated 32-volume Encyclopedia Britannica, plus: Britannica's Student & Concise encyclopedias, thousands of exclusive video & audio clips

CONFIDENTIAL TREATMENT REQUESTED

iii. iKnowthat.com –allows children from ages 2 to 12 to discover the magic and power of lifelong learning skills. All activities are highly interactive, and use state of the art web multimedia including heavy animation, sound, and digitized children's voices.
iv. MLB.com Live Baseball – Allows users to LISTEN to every regular season and postseason game both home and away feeds, catch all the key plays with game highlights, watch the entire game or parts of archived games, and stay updated with daily fantasy baseball news and notes.

v.	NHL® Premium Video – Select condensed NHL game videos available shortly after each game.
vi. NASCAR.com RaceView – Allows you to see live racing action from 3 virtual camera angles, track pit stats and times, get instant crash and caution updates and view real time driver data positions. Move effortlessly between the entire field of drivers without missing a moment of the race, track driver speeds and times behind the race leader, and listen to driver and team communication.

vii.	Fox Sports Video – Hundreds of ad free videos across dozens sports, Easy to search and find what you want, Top Sports News, Spotlights and Editors Picks included.

viii.	Shockwave® Unlimited™ – An advertising free, premium games service, which provides you with online and download access to a vast selection of games—hundreds of them.

2.	Premium Offering Fees.

(a)	Monthly Fees:

i.	Games Package: Client’s cost shall be $[*].

ii.	Sports Package: Client’s cost shall be $[*].

iii.	Variety Package: Client’s cost shall be $[*].

(b)	[*]

3.
Reporting and Payment. Client or its subcontractor shall report to Synacor the accurate number of Subscribers for each Premium Offering, and [*], by no later than the third (3rd) business day after each month end commencing on the Amendment Effective Date. [*]. Synacor will provide a monthly invoice to Client or its subcontractor based on the revenue generated/disclosed in such a report; provided that Client will notify Synacor of the contact information of the subcontractor with sufficient time prior to such month so that Synacor can comply with such obligation. Client or its subcontractor will pay the invoice amount to Synacor within forty five (45) days of receipt; provided that Client will remain jointly and severally liable for the acts or omissions of the subcontractor.

4
[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.